SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2007

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

        Derma Sciences, Inc. (the “Registrant”) and NutraMax Products, Inc. and certain of its affiliates (collectively, “NutraMax”) have on November 9, 2007 (the “Closing Date”) consummated that certain asset purchase agreement dated November 8, 2007 (the “Agreement”) pursuant to which Derma First Aid Products, Inc. (the “Company”), a newly formed wholly owned subsidiary of the Registrant, purchased substantially all of the assets of the first aid division of NutraMax (the “Transaction”). Details of the Transaction are set forth below.

        1. NutraMax Products, Inc. NutraMax, based in Gloucester, Massachusetts, is a manufacturer and marketer of a variety of health related products. During the 12 months ended September 29, 2007, NutraMax estimates that its first aid division generated revenues of approximately $16,650,000 with gross profits of approximately $3,800,000. The first aid division maintains a market share for private label adhesive strips of approximately 20%.

        2. Assets Acquired and Liabilities Assumed. The Company acquired the first aid division’s accounts receivable, inventory, customer lists, customer and vendor contracts (to the extent assignable), manufacturing equipment, office equipment, trademark registrations, trade secrets, know-how and goodwill (collectively, the “Assets”). Pursuant to the Transaction, the Company assumed certain of the first aid division’s trade accounts payable and post-closing obligations under assigned contracts.

        3. Closing Date Working Capital. To the extent that, as of the Closing Date, the sum of accounts receivable and inventory transferred to the Company, less trade accounts payable assumed by the Company (such amount, “Closing Date Working Capital”) was greater than $4.5 million, or less than $4.3 million (as set forth on a Closing Date Balance Sheet to be prepared post-closing), the Purchase Price (discussed below) will be increased or decreased, respectively.

        4. Purchase Price and Source of Funds. The purchase price of the Assets (the “Purchase Price”) is $13.0 million plus a contingent “earn out” payment of $500,000 payable, if at all, one year from the date of closing. Capitalized costs and expenses relative to the Transaction, including the financing thereof, are expected to be $1.5 million and $0.5 million, respectively. The Company has satisfied the initial $13.0 million purchase price, together with closing date Transaction costs and expenses of $1.0 million, as follows: (i) payment of $6.0 million from the proceeds of the Registrant’s November 8, 2007 term loan from Merrill Lynch Capital, (ii) payment of $2.0 million from the proceeds of the Registrant’s November 8, 2007 revolving loan from Merrill Lynch Capital, and (iii) payment of $6.0 million from the proceeds of the Registrant’s November 8, 2007 private equity syndication.

        For a description of the Registrant’s Merrill Lynch Capital credit facilities, please refer to the Registrant’s separate Form 8-K relative to these credit facilities filed November 15, 2007. For a description of the Registrant’s private syndication of its equity securities, please refer to the Registrant’s separate Form 8-K relative to its syndication filed November 15, 2007.

        5. Supply Agreement and Supply Escrow Account. Nutramax has assigned to the Company, and the Company has assumed all obligations of Nutramax, under that certain supply agreement dated July 15, 2005, as amended on October 31, 2007 and November 1, 2007 (the “Supply Agreement”) with a third party supplier, relative to the manufacture of the adhesive strips that are the subject of the Transaction. A copy of the Supply Agreement is attached as Exhibit C to the Agreement. Of the $13.0 million Purchase Price, $2.0 million was deposited into escrow pursuant to that certain escrow agreement between the Company, NutraMax and Mellon Trust of New England, N.A. as Escrow Agent (the “Escrow Agent”) dated November 8, 2007. The form of the Escrow Agreement is attached as Exhibit E to the Agreement.

        In the event the supplier meets cost and delivery performance objectives under the Supply Agreement, measured quarterly for one or more of the four quarters immediately following the Closing Date (the “Quarterly Supply Objectives”), the Company will cause to be released to NutraMax from the Supply Escrow Account the sum of $500,000, together with interest at the annual percentage rate of 6% from the Closing Date, relative to each quarter as to which the Quarterly Supply Objectives are met (the “Quarterly Supply Payments”). In the event, for a given quarter, the Quarterly Supply Objectives are only partially met, the Quarterly Supply Payments relative to such quarter may be reduced or eliminated depending upon the extent of the shortfall.

        In the event the supplier meets cost and delivery performance objectives under the Supply Agreement for the twelve months immediately following the Closing Date (the “Twelve Month Supply Objectives”), the Company will pay to NutraMax the sum of $500,000 (the “Twelve Month Supply Bonus”). No partial payments relative to the Twelve Month Supply Bonus will be made.

        6. Mutual Indemnification and Indemnification Escrow Account. The Agreement provides that the Registrant, the Company and NutraMax will indemnify each other for losses incurred as a result of breaches of any of the representations, warranties or covenants under the Agreement. The Registrant and the Company will indemnify NutraMax and related parties against losses they may suffer by virtue of the Company’s operation of the first aid division business. NutraMax will indemnify the Registrant and the Company against losses they may suffer by virtue either of: (i) NutraMax’s failure to clear liens on the Assets, or (ii) the Registrant or Company being held liable for NutraMax’s pre-Closing Date liabilities incident to the first aid division (other than trade payables assumed by the Company). Only losses in excess of $50,000 are indemnifiable and the maximum indemnity payable by either party is $1.3 million.

        NutraMax’s indemnity obligations, as well as its obligations relative to any deficiency in Closing Working Capital, are partially secured by $750,000 of the Purchase Price paid into an escrow account (the “Indemnity Escrow Account”) with the Escrow Agent. This amount will remain in the Indemnity Escrow Account for a period of one year from the Closing Date and, to the extent not applied against NutraMax’s indemnity obligations, will be released from escrow to NutraMax on the first anniversary of the Closing Date.

______________________

        Statements that are not historical facts, including statements about the Registrant’s confidence, strategies, expectations, technologies or opportunities, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “seek” and “contemplate” typically identify forward looking statements. Forward looking statements involve risks and uncertainties including, but not limited to, product demand and market acceptance risks, impact of competitive products and prices, product development, commercialization or technological delays or difficulties, and trade, legal, social, financial and economic risks.

        The foregoing description of the Transaction is qualified in its entirety by reference to the Agreement filed as Exhibit 2.01 hereof.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

        The audited balance sheets as of September 29, 2007 and September 30, 2006 and audited statements of income, cash flows and changes in stockholders’ equity for the fiscal years ended September 29, 2007 and September 30, 2006 of the first aid division of NutraMax Products, Inc. (the “Business”) will be filed by amendment hereto not later than January 25, 2008.

(b) Pro Forma Financial Information.

        The unaudited pro forma combined condensed balance sheet at September 30, 2007 and the unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 of the Registrant and the Business will be filed by amendment hereto not later than January 25, 2008.

(d) Exhibits

2.01	Asset Purchase Agreement (excluding certain exhibits and schedules to be filed by amendment)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: November 15, 2007

EXHIBIT INDEX

2.01	Asset Purchase Agreement (excluding certain exhibits and schedules to be filed by amendment)